UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006
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CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 24, 2005, CarMax, Inc. (the “Registrant”), CarMax Auto Superstores, Inc., a subsidiary of the Registrant (“CASI”), and certain of their subsidiaries named therein (the “Subsidiaries”), entered into a Credit Agreement for a revolving credit facility (the “Credit Agreement”) with Bank of America, N.A., as a lender and administrative agent, and various other financial institutions named therein.

On December 8, 2006, the parties to the Credit Agreement entered into Amendment No. 1 to the Credit Agreement and Joinder Agreement (the “Amendment”). The term of the Credit Agreement has been extended from August 24, 2009 to December 8, 2011. Aggregate borrowings available pursuant to the Credit Agreement have been increased from $450 million to $500 million. Borrowings available for certain swing line loans have been increased from $25 million to $35 million. The Amendment provides the Registrant with an option to request an increase in the aggregate borrowings limit, in an amount not to exceed $100 million. The Amendment provides a new definition of the term “Applicable Rate,” which decreased the per annum rate related to Eurodollar Rate Loans, Letter of Credit Fees and Commitment Fees (each as defined in the Credit Agreement). Additionally, Comerica Bank has joined the Credit Agreement as a Lender (as defined in the Credit Agreement).

All outstanding principal amounts borrowed under the Credit Agreement will be due and payable on December 8, 2011. As of December 8, 2006, the amount outstanding under the Credit Agreement was approximately $127 million.

In addition to participation in the Credit Agreement, certain of the Lenders provide other services to the Registrant, CASI and the Subsidiaries, including cash management and treasury services, asset-backed securitization transactions, retail installment financing to the Registrant’s customers, derivative transactions (interest rate swaps), and other corporate financial services.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
	Exhibit Number	Description of Exhibit
10.1

Amendment No. 1 to the Credit Agreement and Joinder Agreement, dated December 8, 2006, by and among CarMax, Inc., CarMax Auto Superstores, Inc., various subsidiaries of CarMax, various Lenders named therein, and Bank of America N.A., as Administrative Agent, filed herewith. Certain non-material schedules and exhibits have been omitted from the Amendment as filed. CarMax agrees to furnish supplementally to the Commission upon request a copy of such schedules and exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: December 14, 2006	By: /s/ Keith D. Browning
Keith D. Browning
Executive Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1

Amendment No. 1 to the Credit Agreement and Joinder Agreement, dated December 8, 2006, by and among CarMax, Inc., CarMax Auto Superstores, Inc., various subsidiaries of CarMax, various Lenders named therein, and Bank of America N.A., as Administrative Agent, filed herewith. Certain non-material schedules and exhibits have been omitted from the Amendment as filed. CarMax agrees to furnish supplementally to the Commission upon request a copy of such schedules and exhibits.